Exhibit 10.16

THIRD AMENDMENT to the EXCLUSIVE LICENSE BETWEEN
BRIGHAM YOUNG UNIVERSITY AND CERAGENIX PHARMACEUTICALS, INC.

This Third Amendment is effective October 21, 2008, and amends the Exclusive License Agreement (hereinafter “Original Agreement”) for Steroid-Derived Antibiotics technology that became effective May 1, 2004, by and between Brigham Young University, a Utah non-profit corporation and institution of higher education, with its principal campus and place of business located at Provo, Utah 84602 (referred to herein as “BYU”) and Osmotics Corporation, who subsequently transferred responsibility for this license to Ceragenix Pharmaceuticals, Inc., (a subsidiary of the corporation formerly known as Osmotics Corporation) a Colorado corporation with its principal place of business located at 1444 Wazee Street, Suite 210, Denver, Colorado 80202 (referred to herein as “Ceragenix” or “LICENSEE”).

WHEREAS, the Original Agreement was modified by the parties via a FIRST AMENDMENT, dated as of November 1, 2005 and by a SECOND AMENDMENT, dated as of June 30, 2006 (the Original Agreement as amended by the FIRST AMENDMENT and the SECOND AMENDMENT is referred to as the “Agreement”);

WHEREAS, Ceragenix has qualified for and requested a modification of the field of application and addition of four new patent applications to the license, as well as changes in sublicense royalty provisions; and

WHEREAS, BYU has agreed to grant said modifications;

NOW THEREFORE, the parties agree to amend the license Agreement as follows:

1. The definition of “ADJUSTED GROSS SALES” in Section 1.1 shall be amended by adding the following at the end of such definition:

In the event a LICENSED PRODUCT is sold as part of a combination product containing at least one other technology or functional element of such product, the ADJUSTED GROSS SALES from the combination product, for the purposes of determining royalty payments, shall be determined by multiplying the ADJUSTED GROSS SALES (as determined above) of the combination product, during the applicable royalty reporting period, by the fraction, A/(A+B), where A is the average sale price of the LICENSED PRODUCT when sold separately and B is the average sale price of the other technology(ies) or functional element(s) included in the combination product when sold separately, in each case during the applicable royalty reporting period or, if sales of both the LICENSED PRODUCT and the other technology(ies) or functional element(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred.

In the event that such average sale price cannot be determined for both the LICENSED PRODUCT and the other technology(ies) or functional element(s) included in such combination product, ADJUSTED GROSS SALES for the purposes of determining royalty payments shall be calculated by multiplying the ADJUSTED GROSS SALES of the combination product by the fraction of C/(C+D) where C is the fair market value of the LICENSED PRODUCT and D is the fair market value of all other technology(ies) or functional element(s) included in the combination product as determined by LICENSEE in good faith.

2.          Section 1.4 “FIELD OF APPLICATION” shall be amended and simplified to mean all fields.

3.          Section 1.12 is hereby renumbered Section 1.13.

4.          A new Section 1.12 shall be added as follows:

1.12   “SUBLICENSE INCOME” shall mean consideration in any form other than royalties received by LICENSEE or an AFFILIATE as consideration for a grant to any third party or parties of a sublicense or other right, license, privilege or immunity to make, have made, use, sell, have sold, distribute, import or export LICENSED PRODUCTS, LICENSED PROCESSES or IMPROVEMENTS.

5.          Section 2.2 under “BYU Grant” discussing allowance of sublicenses shall be amended and restated in its entirety as follows:

2.2    The grants provided under this Agreement shall specifically include the right for LICENSEE to sublicense to SUBLICENSEES its rights under this Agreement to the LICENSED TECHNOLOGY with respect to the TERRITORY and the FIELD OF APPLICATION. No sublicense shall relieve LICENSEE of any of its obligations under this Agreement. LICENSEE agrees to forward to BYU a fully executed copy of each sublicense agreement within thirty (30) days of its execution, and to collect and transmit to BYU all royalties due to BYU. All sublicenses granted by LICENSEE shall be subject to the terms and conditions of this Agreement with the possible exception of fees and the royalty rate (to be addressed below), and any sublicense agreement shall have an express provision to this effect.

6.          Section 6.4 under “License Fees and Royalties” discussing earned royalties shall be amended and restated in its entirety as follows:

6.4                                 Earned Royalties: Earned royalties shall be paid by LICENSEE to BYU quarterly in the amount equal to five percent (5.0%) of the ADJUSTED GROSS SALES anywhere in the TERRITORY and FIELD OF APPLICATION of the LICENSED PRODUCTS, LICENSED PROCESSES or IMPROVEMENTS used, leased, licensed, sold or otherwise transferred to an END USER by or for LICENSEE, its AFFILIATES or pursuant to any SUBLICENSE agreement; provided, however, that if such ADJUSTED GROSS SALES are made by a SUBLICENSEE, and the earned royalty received by LICENSEE on account of such ADJUSTED GROSS SALES by such SUBLICENSEE is less than ten percent (10.0%), then the earned royalty due BYU shall be reduced to one-half (1/2) of the total earned royalty received by LICENSEE but not less than two percent (2%) of ADJUSTED GROSS SALES.

7.          A new Section 6.7 under “License Fees and Royalties” discussing SUBLICENSE INCOME payable to BYU under certain circumstances shall be added as follows:

6.7                                 With respect to any SUBLICENSE arrangement, LICENSEE shall pay to BYU ten percent (10%) of any SUBLICENSE INCOME received by LICENSEE from such SUBLICENSEE.

8.          The parenthetical “(5.0%)” is hereby deleted from the last sentence of Section 13.4.

9.          To the original Exhibit A, LICENSED TECHNOLOGY, listing of included patent applications, add the following:

“Cationic Steroid Antimicrobial Compositions and Methods of Use” [Pox], U.S. Application #11/669,866 and PCT/US2007/002789

“Cationic Steroid Antimicrobial Compositions and Methods of Use” [Influenza Virus], U.S. Application #11/669,854 and PCT/US2007/002787

“Cationic Steroid Antimicrobial Compositions and Methods of Use” [Herpes], U.S. Application #11/669,803 and PCT/US2007/002793

“Cationic Steroid Antimicrobial Compositions and Methods of Use” [HIV], U.S. Application #11/669,785 and PCT/US2007/002794

10.         By way of example and not of limitation, in the event that the following commercialization scenarios arise, BYU will be compensated as set forth below.

a.          If LICENSEE sells LICENSED PRODUCT itself, then LICENSEE shall pay to BYU five percent (5%) of LICENSEE’s ADJUSTED GROSS SALES of such LICENSED PRODUCT.

b.         If LICENSEE sublicenses the LICENSED TECHNOLOGY to a third party and does not manufacture or supply material in bulk or in final form, then LICENSEE shall pay to BYU ten percent of the SUBLICENSE INCOME, if any, received by LICENSEE pursuant to Section 6.7 and fifty percent (50%) of the earned royalty received from the SUBLICENSEE up to 5% of the ADJUSTED GROSS SALES but not less than 2% of the ADJUSTED GROSS SALES.

c.          If LICENSEE sublicenses the LICENSED TECHNOLOGY to a third party and manufactures or supplies material in bulk or in final form, then LICENSEE shall pay to BYU ten percent of the SUBLICENSE INCOME, if any, received by LICENSEE pursuant to Section 6.7 and five percent (5%) of LICENSEE’s ADJUSTED GROSS SALES of such material. If in such case LICENSEE also receives a royalty on SUBLICENSEE’s resale of such material as a LICENSED PRODUCT, LICENSEE shall pay BYU fifty percent (50%) of such royalty received from the SUBLICENSEE up to 5% of the ADJUSTED GROSS SALES of SUBLICENSEE but not less than 2% of the ADJUSTED GROSS SALES.

11. Except as expressly modified hereby, the Agreement remains in full force and effect. All defined terms used but not defined in this THIRD AMENDMENT have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have entered into this Third Amendment:

BRIGHAM YOUNG UNIVERSITY

/s/ Brent W. Webb		2 Sep 08
By:	Brent Webb	Date
Assoc. Academic Vice President

CERAGENIX PHARMACEUTICALS, INC.

/s/ Steven Porter		10/21/08
By:	Steven Porter	Date
CEO